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    As filed with the Securities and Exchange Commission on January 23, 1998
                                                      REGISTRATION NO. 333-38881
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 ON
                                    FORM S-8

                            TO REGISTRATION STATEMENT
                                ON FORM S-4 UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------

                          THE PERKIN-ELMER CORPORATION
             (Exact name of Registrant as specified in its charter)

          NEW YORK                                              06-0490270
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                            Identification Number)

                761 Main Avenue, Norwalk, Connecticut 06859-0001
              (Address, of principal executive offices) (Zip Code)

                                 1989 STOCK PLAN
                                 1992 STOCK PLAN
                  1992 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                      1997 NON-QUALIFIED STOCK OPTION PLAN
                         OF PERSEPTIVE BIOSYSTEMS, INC.

                             William B. Sawch, Esq.
              Senior Vice President, General Counsel and Secretary

                                 761 Main Avenue
                         Norwalk, Connecticut 06859-0001
                     (Name and address of agent for service)
                                 (203) 762-1000
                     (Telephone number, including area code,
                              of agent for service)

                                   COPIES TO:

                             Richard A. Garvey, Esq.
                           Simpson Thacher & Bartlett
                              425 Lexington Avenue
                            New York, New York 10017
                              --------------------

This Post-Effective Amendment covers shares of Common Stock, par value $1.00 per share (including Junior Participating Preferred Stock purchase rights), of the Registrant originally registered on the Registration Statement on Form S-4 (the "Registration Statement") to which this Post-Effective Amendment is an amendment. The registration fees in respect of the securities registered hereby were paid at the time of the original filing of the Registration Statement.

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                                     PART I

ITEM 1.   PLAN INFORMATION

     Not required to be filed with this Post-Effective Amendment.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     Not required to be filed with this Post-Effective Amendment.

                                     PART II

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission by The Perkin-Elmer Corporation ("Perkin-Elmer") are incorporated by reference herein:

     (i) Perkin-Elmer's Annual Report on Form 10-K for the year ended June 30, 1997;

     (ii) Perkin-Elmer's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997;

     (iii) Perkin-Elmer's Current Report on Form 8-K dated August 23, 1997 and filed on August 26, 1997; and

     (iv) The descriptions of Perkin-Elmer's Common Stock, par value $1.00 per share ("Common Stock"), and the rights to purchase Participating Preferred Stock, par value $1.00 per share, of Perkin-Elmer set forth in Perkin-Elmer's registration statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such descriptions.

     All documents subsequently filed by Perkin-Elmer pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The New York Business Corporation Law (the "NYBCL") authorizes a New York corporation to indemnify any person who is, or is threatened to be made, a party in any civil or criminal proceeding (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and necessarily incurred by such person as a result of such action or proceeding or any appeal therein. With respect to actions by or in the right of the corporation, the NYBCL authorizes indemnification of such person against reasonable expenses including attorneys' fees and amounts paid in settlement. To be entitled to indemnification, a person must have acted in good faith, for a purpose which he reasonably believed


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to be in, or in the case of service for another organization, not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, in addition, had no reasonable cause to believe his conduct was unlawful. Court approval is required as a prerequisite to indemnification of expenses in respect of any claim as to which a person has been adjudged liable to the corporation.

     The NYBCL requires indemnification against expenses actually and reasonably incurred by any director, officer, employee or agent in connection with a proceeding against such person for action in such capacity to the extent that the person has been successful on the merits or otherwise. Advancement of expenses (i.e., payment prior to a determination on the merits) is permitted, but not required, by the NYBCL, which further requires that any director or officer must undertake to repay such expenses if it is ultimately determined that he is not entitled to indemnification. The disinterested members of the board of directors (or independent legal counsel or the stockholders) must determine, in each instance where indemnification is not required by the NYBCL, that such director, officer, employee or agent is entitled to indemnification. The NYBCL provides that the indemnification provided by statute is not exclusive.

     Perkin-Elmer's By-Laws provide that, except to the extent expressly prohibited by the NYBCL, Perkin-Elmer shall indemnify each person made or threatened to be made a party to, or called as a witness or asked to submit information in, any action or proceeding by reason of the fact that such person or such person's testator or intestate is or was a director or officer of Perkin-Elmer, or serves or served at the request of Perkin-Elmer any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such person establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, and provided further that no such indemnification shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceeding unless Perkin-Elmer has given its prior consent to such settlement or other disposition. Reference to an action or proceeding in Perkin-Elmer's By-Laws includes, without limitation, any pending or threatened action, proceeding, hearing or investigation, whether civil or criminal, whether judicial, administrative or legislative in nature and whether or not in the nature of a direct or a stockholders' derivative action brought by or on behalf of Perkin-Elmer or any other corporation or enterprise which the director or officer of the corporation serves at Perkin-Elmer's request.

     Perkin-Elmer's By-Laws provide that Perkin-Elmer shall advance or promptly reimburse upon request any person entitled to indemnification thereunder for all expenses, including attorney's fees, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such amount if such person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such person is entitled, provided, however, that such person shall cooperate in good faith with any request by Perkin-Elmer that common counsel be utilized by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential differing interests between or among such parties. Perkin-Elmer shall also promptly pay or reimburse such person for all expenses, including fees and expenses of counsel, reasonably incurred by such person in successfully enforcing his or her rights pursuant to the By-Law provisions described above.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED
     Not applicable.

ITEM 8.   EXHIBITS

     3.1 Restated Certificate of Incorporation of Perkin-Elmer (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form S-3 (Commission File No. 333-39549) of Perkin-Elmer, filed December 5, 1997).

     3.2 Amended and Restated By-Laws of Perkin-Elmer, as amended (incorporated by reference to Exhibit 3(ii) of Perkin-Elmer's Annual Report on Form 10-K for the fiscal year ended June 30, 1993 (Commission File No. 1-4389)).
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     4       Shareholder Protection Rights Agreement, dated as of April 30,
             1989, between Perkin-Elmer and The First National Bank of Boston (incorporated by reference to Exhibit 4 to the Perkin-Elmer's Current Report on Form 8-K dated April 20, 1989 (Commission File No. 1-4389)).

     5 Opinion of Simpson Thacher & Bartlett regarding the legality of securities being issued.

     23.1 Consent of Price Waterhouse as to the financial statements of Perkin-Elmer.

     23.2    Consent of Simpson Thacher & Bartlett (contained in Exhibit 5).

     24 Powers of Attorney (incorporated by reference to Exhibit 24 of the Registration Statement on Form S-4 (Registration No. 333-38881) of Perkin-Elmer).


ITEM 9.   UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information n the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                  EXHIBIT INDEX

      EXHIBIT     DESCRIPTION
      NUMBER

       3.1 Restated Certificate of Incorporation of Perkin-Elmer (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form S-3
                  (Commission File No. 333-39549) of Perkin-Elmer, filed December 5, 1997).

       3.2 Amended and Restated By-Laws of Perkin-Elmer, as amended (incorporated by reference to Exhibit 3(ii) of Perkin-Elmer's Annual Report on Form 10-K for the fiscal year ended June 30, 1993 (Commission File No. 1-4389)).

       4 Shareholder Protection Rights Agreement, dated as of April 30, 1989, between Perkin-Elmer and The First National Bank of Boston (incorporated by reference to Exhibit 4 to the Perkin-Elmer's Current Report on Form 8-K dated April 20, 1989 (Commission File No. 1-4389)).

       5 Opinion of Simpson Thacher & Bartlett regarding the legality of securities being issued.

       23.1 Consent of Price Waterhouse as to the financial statements of Perkin-Elmer.

       23.2       Consent of Simpson Thacher & Bartlett (contained in Exhibit
                  5).

       24 Powers of Attorney (incorporated by reference to Exhibit 24 of the Registration Statement on Form S-4 (Registration No. 333-38881) of Perkin-Elmer).



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing Form S-8 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on January 23, 1998.

                                             THE PERKIN-ELMER CORPORATION



                                             By /s/ William B. Sawch
                                                -------------------------

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 SIGNATURE                                 TITLE                           DATE

                       Chairman of the Board of Directors, President
Tony L. White*            and Chief Executive Officer (principal
------------------------           executive officer)


                       Senior Vice President, Chief Financial Officer
Dennis L. Winger*        and Treasurer (principal financial officer)
-----------------------


Ugo D. DeBlasi*                    Corporate Controller
-----------------------       (principal accounting officer)



Joseph F. Abely, Jr.*                   Director
----------------------------


Richard H. Ayers*                       Director
----------------------------


Jean-Luc Belingard*                     Director
----------------------------


Robert H. Hayes*                        Director
----------------------------


Georges C. St. Laurent, Jr.*            Director
----------------------------



Carolyn W. Slayman*                     Director
----------------------------


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 SIGNATURE                               TITLE                           DATE

Orin R. Smith*                          Director
----------------------------

_________________________
* William B. Sawch hereby signs this Registration Statement on January 23, 1998 on behalf of each of the above-named Directors and Officers of the Registrant above whose typed names asterisks appear, pursuant to powers of attorney duly executed by such Directors and Officers and filed with the Securities and Exchange Commission as exhibits to this Registration Statement.

                                                       /s/ William B. Sawch
                                                       -------------------------
                                                       Attorney-in-fact







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